SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)____
CITIBANK, N.A.
(Exact name of trustee as specified in its charter)

13-5266470
(Jurisdiction of incorporation	(I.R.S. Employer
or organization if not a U.S.	Identification No.)
national bank)

388 Greenwich St., New York, New York	10013
(Address of principal executive offices)	(Zip Code)
Louis Piscitelli
Vice President
Citibank, N.A.
388 Greenwich St., 14th Floor
New York, New York 10013
Tel: (212) 816-5805
(Name, address and telephone number of agent for service)
GAMESTOP CORP.
(Exact name of obligor as specified in its charter)

Delaware	20-2733559
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

625 Westport Parkway	76051
Grapevine, Texas	(Zip Code)
(Address of principal executive offices)
GAMESTOP, INC.
(Exact name of obligor as specified in its charter)

Minnesota	41-1609563
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

625 Westport Parkway	76051
Grapevine, Texas	(Zip Code)
(Address of principal executive offices)
See Table of Additional Registrant Guarantors
SENIOR FLOATING RATE NOTES DUE 2011
8% SENIOR NOTES DUE 2012
(Title of Indenture Securities)

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

	Jurisdiction of	I.R.S. Employer
Exact Name of Additional	Incorporation/	Identification
Registrant Guarantors*	Organization	Number

Electronics Boutique Holdings Corp.	Delaware	51-0379406
GameStop Holdings Corp.	Delaware	75-2951347
Marketing Control Services, Inc.	Virginia	47-0927512
Sunrise Publications, Inc.	Minnesota	41-1792301
GameStop Brands, Inc.	Delaware	20-1243398
GameStop of Texas (GP), LLC	Delaware	20-1201873
GameStop (LP), LLC	Delaware	20-1243349
GameStop Texas LP	Texas	20-1202148
EB Catalog Company, Inc.	Nevada	88-0416406
ELBO Inc.	Delaware	51-0381472
EB International Holdings, Inc.	Delaware	51-0408682
EB Sadsbury Second, LLC	Delaware	20-0597991
EB Sadsbury General Partner, LP	Delaware	none
EB Sadsbury Property Holding, LP	Delaware	45-0529392

*	The address for each of the additional registrant guarantors is 625 Westport Parkway, Grapevine, Texas 76051.

GENERAL

Item 1. General Information
Item 2. Affiliations with Obligor
Item 16. List of Exhibits
SIGNATURE

Item 1. General Information.
     Furnish the following information as to the trustee:
     (a) Name and address of each examining or supervisory authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D.C.

Federal Reserve Bank of New York	New York, NY
33 Liberty Street
New York, NY

Federal Deposit Insurance Corporation	Washington, D.C.
     (b) Whether it is authorized to exercise corporate trust powers.
          Yes.
Item 2. Affiliations with Obligor.
     If the obligor is an affiliate of the trustee, describe each such affiliation.
          None.
Item 16. List of Exhibits.
List below all exhibits filed as a part of this Statement of Eligibility.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.
Exhibit 1 — Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2- 79983)
Exhibit 2 — Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).
Exhibit 3 — Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)
Exhibit 4 — Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)
Exhibit 5 — Not applicable.
Exhibit 6 — The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)
Exhibit 7 — Copy of the latest Report of Condition of Citibank, N.A. (as attached)
Exhibit 8 — Not applicable.
Exhibit 9 — Not applicable.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking corporation, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 26th day of April, 2006.

CITIBANK, N.A.
By:	/s/ Louis Piscitelli
Louis Piscitelli
Vice President

Exhibit 7
Charter No. 1461
Comptroller of the Currency
Northeastern District
REPORT OF CONDITION
CONSOLIDATING
DOMESTIC AND FOREIGN
SUBSIDIARIES OF
Citibank, N.A. of New York in the State of New York, at the close of business on December 31, 2005, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

ASSETS	Thousands of dollars
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$15,706,000
Interest-bearing balances	22,704,000
Held-to-maturity securities	0
Available-for-sale securities	120,718,000
Federal funds sold in domestic Offices	6,925,000
Federal funds sold and securities purchased under agreements to resell	8,262,000
Loans and leases held for sale	2,635,000
Loans and lease financing receivables:
Loans and Leases, net of unearned income	385,998,000
LESS: Allowance for loan and lease losses	6,307,000
Loans and leases, net of unearned income, allowance, and reserve	379,691,000
Trading assets	86,966,000
Premises and fixed assets (including capitalized leases)	4,072,000
Other real estate owned	53,000
Investments in unconsolidated subsidiaries and associated companies	1,269,000
Customers’ liability to this bank on acceptances outstanding	994,000
Intangible assets: Goodwill	9,093,000
Intangible assets: Other intangible assets	10,644,000
Other assets	36,765,000

TOTAL ASSETS	$706,497,000

LIABILITIES
Deposits: In domestic offices	$135,426,000
Noninterest- bearing	23,360,000
Interest- bearing	112,066,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	350,564,000
Noninterest- bearing	28,842,000
Interest- bearing	321,722,000

ASSETS	Thousands of dollars
Federal funds purchased in domestic Offices	11,516,000
Federal funds purchased and securities sold under agreements to repurchase	13,751,000
Demand notes issued to the U.S. Treasury	0
Trading liabilities	46,812,000
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases): ss	42,540,000
Bank’s liability on acceptances executed and outstanding	994,000
Subordinated notes and debentures	15,250,000
Other liabilities	32,883,000

TOTAL LIABILITIES	$649,736,000

Minority interest in consolidated Subsidiaries	497,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	751,000
Surplus	27,244,000
Retained Earnings	30,651,000

Accumulated net gains (losses) on cash flow hedges	–2,382,000
Other equity capital components	0

TOTAL EQUITY CAPITAL	$56,264,000

TOTAL LIABILITIES AND EQUITY CAPITAL	$706,497,000

I, William J. Gonska, Controller & Vice President of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
William J. Gonska, CONTROLLER & VICE PRESIDENT
We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
ALAN S. MACDONALD
WILLIAM R. RHODES
SALLIE L. KRAWCHECK
DIRECTORS